UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 28, 2015

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32113	33-0832424
(Commission File Number)	(IRS Employer Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

(714) 430-6400
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On August 28, 2015, the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) approved an amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), with such amendment and restatement to be effective immediately. The Board amended and restated the Bylaws to revise Section 18 of Article IV of the Bylaws to adopt a majority voting standard for the election of directors in uncontested elections and to make conforming revisions to Section 9 of Article III of the Bylaws. A plurality voting standard will continue to apply in the event of a contested director election.

The majority voting standard adopted by the Board includes a director resignation policy that requires an incumbent director who stands for election to the Board but who fails to receive a majority of the votes cast in an uncontested election of directors to tender his or her resignation to the Secretary of the Company promptly following certification of the election results. In such event, the Board, taking into account the recommendation of the Corporate Governance and Nominating Committee of the Board, must decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind any decision to reject the tendered resignation, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee and the Board may, in making their recommendation or decision, as applicable, consider any factors and other information that they consider appropriate and relevant.

In addition to the above changes, the Board also amended Section 28 of Article V of the Bylaws to clarify that the Chairman of the Board is not required to be an officer of the Company unless determined by the Board in its discretion.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

Exhibit 3.1	Third Amended and Restated Bylaws of Resources Connection, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

	By:	/s/ Anthony Cherbak
Date: August 31, 2015		Anthony Cherbak
Chief Executive Officer